EXHIBIT 99.1

Contact:  Neenah Paper, Inc.

Bill McCarthy

Vice President — Financial Planning & Analysis and Investor Relations

678-518-3278

Neenah Paper Declares Quarterly Dividend

ALPHARETTA, GEORGIA. July 30, 2015 - Neenah Paper, Inc. (NYSE:NP) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.30 per share on the company’s common stock. The dividend will be payable on September 2, 2015 to stockholders of record as of close of business on August 14, 2015.

About Neenah Paper, Inc.

Neenah is a leader in premium image and performance-based products, including filtration, specialized substrates used for tapes, labels and other products, and high-end printing papers. Products are marketed under well-known brands such as CLASSIC®, ASTROBRIGHTS®, ENVIRONMENT®, CRANE®, ROYAL SUNDANCE®, SOUTHWORTH® KIMDURA®, Gessner®, CRANEMAT™, CRANEGLAS™, JET-PRO® SofStretch™ and varitess®. Neenah is headquartered in Alpharetta, Georgia and its products are sold in over 70 countries worldwide from manufacturing operations in the United States and Germany. Additional information can be found at the company’s web site, www.neenah.com.